Exhibit 32.1

CERTIFICATION

In connection with the Quarterly Report of Sherwood Brands, Inc. (the “Company”) on Form 10-Q for the period ending January 31, 2004, the undersigned hereby certifies that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 11, 2004

/s/ Uziel Frydman
Uziel Frydman
Chairman, President and Chief Executive Officer